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                                    DVI, INC.

                                  $100,000,000

                          9 7/8% Senior Notes due 2004


                             UNDERWRITING AGREEMENT


                                                                January 27, 1997



PRUDENTIAL SECURITIES INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Dear Sirs:

                  DVI, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters") for whom you have been authorized to act as representatives (in such capacities, the "Representatives") as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters.

                  1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several Underwriters $100,000,000 aggregate principal amount at maturity of its 97/8% Senior Notes due 2004 (the "Securities"), to be issued pursuant to an indenture dated as of January 27, 1997, as supplemented by a supplemental indenture to be dated as of January 30, 1997 (collectively, the "Indenture") between the Company and First Trust National Association, as trustee (the "Trustee").

                  2. Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-17097), including a prospectus, relating to certain of its debt securities (including the Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"). Such registration statement has been declared effective by the Commission. As provided in Section 6(a) hereof, a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof
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and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. The term "Preliminary Prospectus" shall refer to each basic prospectus or prospectus supplement which is subject to completion.

                  3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 under the Act and on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (the "Regulations"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under the Trust Indenture Act (the "Trust Indenture Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Date (as defined below), (A) the Registration Statement and any amendments and supplements thereto, comply and will comply in all material respects with the requirements of the Act, the Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations, (B) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) neither any Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or
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         warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus, or as to statements in the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee filed as an exhibit to the Registration Statement. At the Closing Date, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Regulations.

                  (b) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectus, do not and will not, on the date hereof and at the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation. The Company and each of DVI Financial Services Inc. and DVI Business Credit Corporation (the"Principal Operating Subsidiaries") are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and the Principal Operating Subsidiaries, taken as a whole. The subsidiaries listed on Schedule 2 hereto constitute all of the active subsidiaries of the Company. All of the other subsidiaries of the Company do not actively conduct business, have not entered into any material existing agreements and do not have any material liabilities of any kind, and the Company does not currently intend for any of such subsidiaries to conduct business, enter into agreements or incur material liabilities in the future.

                  (d) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                  (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are, directly or indirectly, owned of record and beneficially by the
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                                        4

         Company free and clear of any security interests, liens, encumbrances, equities or claims.

                  (f) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No holder of outstanding securities of the Company or any of its Subsidiaries is entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in connection with the public offering contemplated by this Agreement. No holder of securities has the right to require the Company to register such holder's securities under the Act in connection with this Registration Statement.

                  (g) The Indenture has been qualified under the Trust Indenture Act. The execution and delivery of the Indenture have been duly authorized by the Company, and, on and as of the Closing Date, the Indenture will have been duly executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid, binding and enforceable instrument of the Company.

                  (h) The issuance, execution and delivery of the Securities have been duly authorized by the Company and, on and as of the Closing Date, the Securities will have been duly executed by the Company and, assuming due authentication by the Trustee, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

                  (i) The statements set forth under the headings "Description of the Notes" and "Description of Debt Securities" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are complete and accurate in all material respects.

                  (j) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted
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         therein). The selected financial data set forth under the caption
         "Selected Financial Information and Other Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein and have been compiled on a basis consistent with the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (k) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

                  (l) The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (m) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the knowledge of the Company, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

                  (n) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement, the Securities and the Indenture and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of
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                                        6

         its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

                  (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus,
         (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

                  (p) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (q) None of the Company, its subsidiaries or any employee of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries prohibited by law and no funds of the Company or its subsidiaries have been set aside to be used for any payment prohibited by law.

                  (r) The Securities have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance.

                  (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its
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         capital stock; (iii) there has not been any material change in the capital stock of the Company and its consolidated subsidiaries; and
         (iv) there has not been any change in the short-term debt or long-term debt of the Company or any of its consolidated subsidiaries other than in the ordinary course of business consistent with past practice as described in the Prospectus, except in each case described in clauses
         (i) through (iv) as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (t) Except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (i) the Company and each of its subsidiaries have good and marketable title in fee simple to all material real property and marketable title to all material personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and (ii) any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary.

                  (u) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, or necessary in order to conduct their respective businesses, as presently conducted, and neither the Company nor any such subsidiary has received, or has reason to believe that it may receive, any notice of infringement of or conflict with asserted rights of any third party or otherwise with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).
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                  (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any of the subsidiaries have been refused any insurance coverage sought or applied for, which refusal has had, or could have in the future, a material adverse effect on the Company's business. Neither the Company nor any subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (x) DVI Financial Services Inc. is not currently prohibited, directly or indirectly, from repaying to the Company any loans or advances to such subsidiary from the Company pursuant to the Intercompany Note (as defined in the Prospectus), except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (z) The Company and each of its subsidiaries conduct their respective operations in a manner that does not subject it or them to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated hereby will not cause the Company or any of its subsidiaries to become an investment company subject to registration thereunder.

                  (aa) The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid by it and any other assessment, fine or penalty
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                                        9

         levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (bb) Neither the Company nor any of its subsidiaries is in violation of any federal, state or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state and foreign occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (cc) Except for the shares of capital stock of the subsidiaries and Aegis Therapies LLC owned by either the Company or another subsidiary, neither the Company nor any such subsidiary owns any shares of stock or other equity securities of any corporation or any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any respect that is materially adverse with regard to the property, business or operations of the Company and its subsidiaries.

                  (ff) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus, there has not been any downgrading in the ratings of any of the Company's debt securities or preferred stock or any of the debt securities of any of its subsidiaries or affiliates, including, without limitation any of the Company's securitized debt securities or any action threatening such a downgrading or placing the Company or any of its subsidiaries or affiliates under special surveillance by any "nationally recognized rating agency" (as defined in Rule 436 (g) under the Act); nor does the Company have any knowledge of any facts or circumstances that are likely to cause such downgrading, threatened downgrading or the placing of the Company or any of its subsidiaries or affiliates under such surveillance.

                  (gg) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  4. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule 1 hereto at an aggregate purchase price of $96,380,000. One or more certificates in definitive form for the Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer. Such delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 9:30 a.m., New York time, on January 30, 1997, or at such other place, time or date as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices in
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                                       11

New York, New York of the Trustee or of Prudential Securities Incorporated at least 24 hours prior to the Closing Date.

                  (b) It is understood that you, individually and not as one of the Underwriters, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

                  5. Offering by the Underwriters. Upon your authorization of the release of the Securities, the several Underwriters shall offer the Securities for sale to the public upon the terms set forth in the Prospectus.

                  6. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

                  (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Act and the Regulations and that sets forth the principal amount of the Securities and their material terms, the name of each Underwriter participating in the offering and the principal amount of the Securities that each severally has agreed to purchase, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Act and will furnish to the Underwriters as many copies of any preliminary Prospectus Supplement and the Prospectus as you shall reasonably request.

                  (b) During the period when the Prospectus is required by the Act to be delivered in connection with the sale of the Securities, the Company will, subject to Section 6(c) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

                  (c) During the period when the Prospectus is required by the Act to be delivered in connection with the sale of the Securities, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing and will not file any such amendment, supplement or other document in a form to which you shall reasonably object.

                  (d) The Company will use its best efforts to arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  (e) If, at any time prior to the later of (i) the final date when a Prospectus relating to the Securities is required to be delivered under the Act or (ii) the Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective rules or regulations of the Commission thereunder, the Company will promptly notify the Underwriters thereof and, subject to Section 6(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (f) The Company will, without charge, provide (i) to the Underwriters and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto),
         (ii) to each other Underwriter a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a Prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than 6:00 PM, New York City time, on the business day following the date of determination of the public offering price, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

                  (g) The Company, as soon as practicable, will make generally available to its security holders and to the Underwriters a consolidated earnings statement of the

         Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (h) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

                  (i) The Company will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose (or announce any offer, transfer, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any debt securities of the Company that are substantially similar to the Securities during the period commencing on the date hereof and terminating on the earlier of (a) the Closing Date and (b) the date of notice to the Company by the Underwriters of the termination of trading restrictions with respect to the Securities, except pursuant to this Agreement.

                  (j) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell (except pursuant to this Agreement), bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  7. Expenses.

                  (a) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (a) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, the Indenture, this Agreement and any blue sky memoranda, (b) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents,
         (c) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (d) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (e) the qualification of the Securities under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (f) the fees and disbursements of the Trustee, (g) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (h) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), (i) any fees charged by investment rating agencies for the rating of Securities and (j) the fees associated with any listing of the Securities on any securities exchange. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because this Agreement is terminated pursuant to Section 12(a)(i) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

                  (b) In addition to its obligations under Section 9(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in
         Section 9(a) hereof, it will reimburse the Underwriters, and each of them, on a monthly basis against submission of invoices and such additional information as the Company reasonably may request for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations of the Company to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the party or parties who have paid such amounts together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America (the "Prime Rate"). Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

                  (c) In addition to their obligations under Section 9(a) hereof, the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 9(b)(i) or 9(b)(ii) hereof, (in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein), they will reimburse the Company on a monthly basis, against submission of invoices and such additional information as the Underwriters reasonably may request, for all reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

                  (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7(b) and 7(c) above, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the NYSE or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement provisions contained in Sections 7(b) and 7(c) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Section 9 hereof.

                  8. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Underwriters shall have received an opinion, dated the Closing Date, of Rogers & Wells, counsel for the Company, to the effect that:

                  (i) the Company and each of its subsidiaries (other than non-U.S. subsidiaries) listed in Schedule 2 hereto have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation;

                  (ii) the Company and each of the Principal Operating Subsidiaries are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and each of such subsidiaries, taken as a whole;

                  (iii) the Company and each of the Principal Operating Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and the Indenture and to carry out all the terms and provisions hereof and thereof to be carried out by it;

                  (iv) the issued shares of capital stock of each of the Company's Principal Operating Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, to the best knowledge of such counsel, are owned beneficially by the Company free and clear of any perfected security interests or any other security interests, liens, encumbrances, equities or claims;

                  (v) the execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vi) the issuance, offering and sale of the Securities by the Company to the Underwriters pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company and the Securities have been duly issued, executed and delivered by the Company and, assuming due authentication by the Trustee, when executed, authenticated and issued in a manner provided in the Indenture and paid for as provided in this Agreement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vii) as of the dates shown the Company has an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus;

                  (viii) the statements set forth under the headings "Description of the Notes" and "Description of Debt Securities" in the Prospectus, insofar as such statements constitute a summary of certain provisions of the Indenture, provide in all material respects a fair summary of such provisions;

                  (ix) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                  (x) to such counsel's best knowledge (A) no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                  (xi) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement, the Securities and the Indenture and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument specifically described in the Registration Statement or any material contract or agreement listed on Schedule 3 hereto and to which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or to such counsel's best knowledge any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator and specifically naming the Company or any of its subsidiaries or any rule or regulation of any governmental authority and applicable to the Company or any of its subsidiaries;

                  (xii) the Registration Statement is effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and, to such counsel's best knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to such counsel's best knowledge, are contemplated by the Commission;

                  (xiii) the Registration Statement originally filed with respect to the Securities and each amendment thereto and the Prospectus and each document incorporated by reference therein (in each case, other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations of the Commission thereunder;

                  (xiv) pursuant to Section 3 (c) (5) of the Investment Company Act of 1940, as amended (the "1940 Act"), and based on no-action letters issued by the staff of the Commission with respect to Sections 3 (c) (5) (A) or (B) of the 1940 Act, the Company is not, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registrations thereunder; and

                  (xv) to such counsel's best knowledge, DVI Financial Services Inc. is not currently prohibited, directly or indirectly, from repaying the Company any loans or advances to such subsidiary from the Company pursuant to the Intercompany Note (as defined in the Prospectus), except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Counsel may state that this belief is based upon its participation in the preparation of the Registration Statement and the Prospectus and its review and discussion of the contents thereof but is without independent investigation or verification.

                  Such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, except to the limited extent stated in paragraph (vi) above. In addition, such counsel need not express any opinion or belief as to the financial statements or schedules or any other financial, economic or statistical data contained in the Registration Statement or the Prospectus.

                  In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Such counsel may state that as to matters on which its opinion is expressed to its "best knowledge" such counsel is responsible for knowledge of only those facts (i) set forth in certificates of responsible officers of the Company, (ii) described in the Registration Statement or (iii) within the actual knowledge of those attorneys in such counsel's firm that have performed services for the Company in connection with the transactions contemplated by this Agreement.

                  Such counsel may state that its opinions are limited to matters of United States federal law, the laws of the state of New York and Delaware corporate law and that its references in its opinions to governmental authorities are to federal and New York authorities. References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

                  (c) The Underwriters shall have received an opinion, dated the Closing Date, of Melvin C. Breaux, General Counsel of the Company and of DVI Financial Services Inc., to the effect that:

                  (i) to such counsel's best knowledge (A) no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties and
         (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                  (ii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement, the Securities and the Indenture and the consummation of the other transactions herein contemplated do not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator and specifically naming the Company or any of its subsidiaries or any rule or regulation of any governmental authority and applicable to the Company or any of its subsidiaries; and

                  (iii) (A) no default exists, and (B) no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected which would have a material adverse effect upon the property, business, or operations of the Company and any of its subsidiaries.

                  In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Such counsel may also state that, wherever such counsel's opinion with respect to the existence or absence of facts is stated to be "to the best of such counsel's knowledge" or "known to such counsel", such statements are intended to signify that, during the course of such counsel's representation of the Company, no information has come to the attention of such counsel which gives such counsel actual knowledge of facts contrary to the existence or absence of the facts indicated.

                  Such counsel may state that his opinions are limited to matters of United States federal law, the laws of the state of Pennsylvania and Delaware corporate law and that its references in its opinions to governmental authorities are to federal and Pennsylvania authorities. References to the Registration Statement and the Prospectus in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

                  (d) The Underwriters shall have received an opinion, dated the Closing Date, of Shearman & Sterling, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus, and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials to the extent satisfactory in form and scope to such counsel.

                  References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

                  (e) The Underwriters shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

                  (ii) in their opinion, the audited consolidated financial statements and schedules audited by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                  (iii) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries as indicated in their report included in the Registration Statement and the Prospectus, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
         (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                           (A) the unaudited consolidated condensed financial
                  statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; and

                           (B) at a specific date not more than five business
                  days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated subsidiaries or any decreases in net current assets or stockholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the September 30, 1996 unaudited consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1996 to January 27, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in finance and other income, earnings from continuing operations, or total or per share amounts of net earnings of the Company and its consolidated subsidiaries, except in all instances for changes, decreases or increases set forth in such letter; and

                  (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Registration Statement and the Prospectus under the captions set forth in such letter and in Exhibit 11 to the Registration Statement, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

                  In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                  References to the Registration Statement and the Prospectus in this paragraph (e) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                  (f) The Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial and accounting officer of the Company to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date, the Registration Statement, as amended as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                  (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries have sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                  (g) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

                  (h) Prior to the commencement of the offering of the Securities, the Securities shall have been approved for listing on the NYSE.

                  All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

                  9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement,

                  (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

                  (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading or

                  (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Prudential Securities Incorporated Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                  (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of Sections 7(b), 7(c) and 7(d) hereof and this
Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of Sections 7(b), 7(c) and 7(d) hereof and this
Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of Sections 7(b), 7(c) and 7(d) hereof and this Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under Sections 7(b), 7(c) and 7(d) hereof or this Section 9 and further agree not to attempt to assert any such defense.

                  10. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of such Securities that such defaulting Underwriter or Underwriters agree but failed to purchase is ten percent or less of the aggregate principal amount of Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Underwriters for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Underwriters), but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate principal amount of Securities that is more than ten percent of the aggregate principal amount of Securities to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Underwriters are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Underwriters), of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 11 hereof. In the event of any default by one or more Underwriters as described in this Section 10, the Underwriters shall have the right to postpone the Closing Date established as provided in Section 4 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Securities. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

                  11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  12. Termination. (a) This agreement may be terminated with respect to the securities in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

                  (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Underwriters, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                  (ii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or market system;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the financial markets or the market for the Securities that, in the sole judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                  (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
Section 11 hereof.

                  13. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page of the Prospectus and under the heading "Underwriting" in the Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any

Underwriter to the Company for the purposes of Sections 3(a) and 9 hereof. The Underwriters confirm that such statements (to such extent) are correct.

                  14. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered to sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292,
Attention: High Yield Securities Department; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at DVI, Inc., 500 Hyde Park, Doylestown, PA 18901,
Attention: Chief Financial Officer (facsimile number (215) 345-4428), with a copy to Rogers & Wells, 200 Park Avenue, New York, NY 10166-0153, Attention:
John A. Healy (facsimile number (212) 878-8375).

                  15. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

                  16. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.



                                       Very truly yours,

                                       DVI, INC.



                                       By: /s/ Steve R. Garfinkel
                                           ------------------------------------
                                            Name:  Steve R. Garfinkel
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRUDENTIAL SECURITIES INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.

By:      PRUDENTIAL SECURITIES INCORPORATED



By:  /s/ Steve Benfield
     ----------------------------------
      Name:  Steve Benfield
      Title: Managing Director

For itself and on behalf of the
Underwriters

                                   SCHEDULE 1


                                  UNDERWRITERS



                                                    Principal Amount at
Underwriter                                               Maturity
-----------                                         -------------------
Prudential Securities Incorporated...............   $        60,000,000
CIBC Wood Gundy Securities Corp..................            40,000,000
                                                    -------------------

Total............................................   $       100,000.000
                                                    ===================

                                   SCHEDULE 2


                                  SUBSIDIARIES


DVI FINANCIAL SERVICES INC.
         DVI LEASE FINANCE CORPORATION II
         DVI RECEIVABLES CORP. 1993-A
         DVI RECEIVABLES CORP.  II
         DVI RECEIVABLES CORP.  III
         DVI RECEIVABLES CORP.
         DVI SUBORDINATED SECURITIES CORPORATION
         DVI LEASE FINANCE CORP. III
         DVI RECEIVABLES CORP. IV

DVI INTERNATIONAL INC.

DVI FINANCIAL SERVICES (AUSTRALIA), LIMITED

DVI HEALTHCARE OPERATIONS, INC.

DVI BUSINESS CREDIT CORPORATION
         DVI BUSINESS CREDIT RECEIVABLES CORP.
         DVI BUSINESS CREDIT RECEIVABLES CORP.  II